As filed with the Securities and Exchange Commission on February 2, 2009.

Registration No. 333-11521

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CH ENERGY GROUP, INC.

(Exact name of Registrant as specified in its charter)

New York	14-1804460
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

284 South Avenue

Poughkeepsie, New York 12601-4839

(845) 452-2000

(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive office)

CH ENERGY GROUP, INC.

STOCK PURCHASE PLAN

(Full title of plan)

John E. Gould, Esq.

Corporate Secretary

CH Energy Group, Inc.

284 South Avenue

Poughkeepsie, New York 12601-4839

(Name and address of agent for service)

(845) 452-2000

(Telephone number, including area code, of agent for service)

This Registration Statement on Form S-3 (Registration No. 333-11521) (the “Registration Statement”) was filed by Central Hudson Gas & Electric Corporation (“Central Hudson”) to register its common stock that might be offered and sold pursuant to the Central Hudson Stock Purchase Plan (the “Plan”). The Registration Statement also carried over shares that were included in two prior registration statements filed by Central Hudson (Registration Nos. 33-56760 and 33-55764). As reflected in Post-Effective Amendment No. 2 to the Registration Statement, CH Energy Group, Inc. (“Energy Group”) subsequently assumed the obligations of Central Hudson under the Plan and, in accordance with Rule 414(d) under the Securities Act of 1933, became the successor registrant under the Registration Statement. Energy Group is terminating the Plan, effective January 31, 2009. Pursuant to the undertaking contained in the Registration Statement, this Post-Effective Amendment No. 4 is being filed by Energy Group to remove from registration any shares of Energy Group's Common Stock, $0.10 par value per share, remaining under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Poughkeepsie, State of New York, on this 2nd day of February, 2009.

CH ENERGY GROUP, INC.

/s/ Stacey A. Renner
Name: Stacey A. Renner
Title: Treasurer